SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2004

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16821 (Commission File No.)	52-2059782 (I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Item 5. Other Events and Required FD Disclosure.

     On April 26, 2004, United Defense Industries, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), with J.P. Morgan Securities, Inc. in connection with the public offering of up to 4,535,571 shares of its common stock by the Selling Stockholders named therein. The shares of common stock offered by the Selling Stockholders pursuant to the Underwriting Agreement have been sold pursuant to a Registration Statement on Form S-3 (File No. 333-110966) filed December 5, 2003, which included a Prospectus dated January 8, 2004, as supplemented by a Prospectus Supplement dated April 26, 2004. A copy of the Underwriting Agreement is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

1.1 Underwriting Agreement dated April 26, 2004 by and between United Defense Industries, Inc., J.P. Morgan Securities, Inc. and the Selling Stockholders named therein.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 3rd day of May 2004.

UNITED DEFENSE INDUSTRIES, INC.

BY:	/s/ David V. Kolovat

David V. Kolovat, Esq. Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description

1.1	Underwriting Agreement dated April 26, 2004 by and between United Defense Industries, Inc., J.P. Morgan Securities, Inc. and the Selling Stockholders named therein.